Exhibit 99.1
EPAM Reports Results for First Quarter 2016

First quarter revenues of $264.5 million, up 32% year-over-year
GAAP Diluted EPS of $0.45, up 55% year-over-year
Non-GAAP Diluted EPS of $0.72, up 18% year-over-year

Newtown, PA - May 5, 2016 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced results for its first quarter ended March 31, 2016.

“We are pleased with our strong Q1 results, which put us on the right path to deliver our 2016 financial performance goals,” said Arkadiy Dobkin, CEO and President, EPAM. “In addition to our traditional software engineering capabilities, we continue to see a strong demand for multidisciplinary hybrid teams who can solve increasingly complex digital business challenges. With a focus on expanding our integrated industry, design, data and advanced technology offerings, we expect to see more opportunities to bring differentiated value to our clients."

First Quarter 2016 Highlights

•	Revenues increased to a record $264.5 million, a year-over-year increase of $64.4 million, or 32.2%;

•	In constant currency, revenue was up 34.5% year-over-year;

•	GAAP income from operations was $30.3 million, an increase of 32.9% compared to $22.8 million in the first quarter of 2015;

•	Non-GAAP income from operations was $43.0 million, an increase of $9.6 million, or 28.6%, from $33.4 million in the first quarter of 2015;

•	Diluted earnings per share (EPS) on a GAAP basis was $0.45, an increase from $0.29 in the first quarter of 2015;

•	Non-GAAP quarterly diluted EPS was $0.72 compared to $0.61 in the first quarter of 2015;

•
The tax effect of the GAAP to non-GAAP adjustments is $3.1 million in the first quarter of 2016 and $4.6 million in the first quarter of 2015. Including the tax effect in non-GAAP diluted EPS would result in non-GAAP diluted EPS of $0.66 for the first quarter of 2016 and $0.52 for the first quarter of 2015.

Cash Flow from Operations

•	Cash from operations was $10.9 million for the first quarter 2016, up from $6.9 million or 58.1%, as compared to the first quarter of 2015;

•	As of March 31, 2016, cash and cash equivalents totaled $244.9 million.
Other Metrics

•	As of March 31, 2016, total headcount was 19,520, an increase of 33.9% from 14,580 at March 31, 2015;

•	Total number of delivery professionals increased 35.4% to 17,150 in the first quarter of 2016 from 12,670 in the first quarter of 2015.

2016 Outlook - Full Year and Second Quarter
Based on current conditions, EPAM expects:
Full Year

•	Year-over-year revenue growth to be at least 26%, net of currency headwinds estimated at 3%, meaning constant currency growth of 29%;

•	Full year GAAP diluted EPS will be at least $2.05, with an effective tax rate of approximately 21%;

•	The full year weighted average share count is expected to be approximately 53.6 million diluted shares outstanding and full year non-GAAP diluted EPS will be at least $3.20;

•
Beginning with the second quarter of 2016, we will only provide non-GAAP diluted EPS guidance after adjusting for the tax effect on the GAAP to non-GAAP adjustments. The full year tax effect on 2016 non-GAAP adjustments is expected to be $12.6 million resulting in non-GAAP diluted EPS of $2.97.

Second Quarter

•
Revenues will be at least $280 million for the second quarter of 2016, representing a growth rate of at least 28.6% over second quarter 2015 revenues. This includes 3% anticipated currency headwinds, meaning constant currency growth of at least 31%;

•	Second quarter 2016 GAAP diluted EPS to be at least $0.46;

•
Second quarter 2016 non-GAAP diluted EPS is expected to be at least $0.70, which includes the tax effect from adjustments and is based on an estimated second quarter 2016 weighted average share count of 53.2 million diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, May 5, 2016 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (domestic) or 1-201-689-8560 (international). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international). The passcode for the replay is 13635859. The telephonic replay will be available until May 19, 2016. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.
About EPAM Systems
EPAM Systems, Inc. (NYSE: EPAM), a leading global product development and platform engineering services company, is focused on delivering results through best-in-class software engineering, combined with innovative strategy, consulting and design capabilities. With 23 years of experience in the information technology industry, EPAM’s 18,000 people serve our customers in over 25 countries across North America, Europe, Asia and Australia. EPAM was ranked #8 in FORBES 25 Fastest Growing Public Tech Companies and was ranked as a top information technology services company on FORTUNE’S 100 Fastest Growing Technology Companies.
For more information, please visit http://www.epam.com and follow us on Twitter @EPAM Systems and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM's consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Revenues	$264,482	$200,045
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	167,381	125,887
Selling, general and administrative expenses	61,494	46,938
Depreciation and amortization expense	5,102	4,200
Other operating expenses, net	174	200
Income from operations	30,331	22,820
Interest and other income, net	1,211	1,158
Foreign exchange loss	(1,290)	(5,754)
Income before provision for income taxes	30,252	18,224
Provision for income taxes	6,353	3,510
Net income	$23,899	$14,714
Foreign currency translation adjustments	4,699	(2,730)
Comprehensive income	$28,598	$11,984

Net income per share:
Basic	$0.48	$0.31
Diluted	$0.45	$0.29
Shares used in calculation of net income per share:
Basic	49,714	47,886
Diluted	52,883	51,000

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of March 31, 2016	As of December 31, 2015
Assets
Current assets
Cash and cash equivalents	$244,877	$199,449
Time deposits	—	30,181
Accounts receivable, net of allowance of $1,884 and $1,729, respectively	157,457	174,617
Unbilled revenues	115,428	95,808
Prepaid and other current assets	19,261	14,344
Employee loans, net of allowance of $0 and $0, respectively	2,646	2,689
Deferred tax assets	12,569	11,847
Total current assets	552,238	528,935
Property and equipment, net	64,294	60,499
Restricted cash	238	238
Employee loans, net of allowance of $0 and $0, respectively	3,239	3,649
Intangible assets, net	45,765	46,860
Goodwill	118,615	115,930
Deferred tax assets	18,441	18,312
Other long-term assets	5,035	4,113
Total assets	$807,865	$778,536

Liabilities
Current liabilities
Accounts payable	$3,562	$2,576
Accrued expenses and other liabilities	28,646	60,749
Deferred revenue	3,099	3,047
Due to employees	39,368	26,703
Deferred compensation to employees	6,924	5,364
Taxes payable	25,945	29,472
Total current liabilities	107,544	127,911
Long-term debt	40,116	35,000
Deferred tax liabilities	2,583	2,402
Total liabilities	150,243	165,313
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 50,560,885 and 50,177,044 shares issued, 50,543,630 and 50,166,537 shares outstanding at March 31, 2016 and December 31, 2015, respectively	49	49
Additional paid-in capital	319,225	303,363
Retained earnings	368,953	345,054
Treasury stock	(154)	(93)
Accumulated other comprehensive loss	(30,451)	(35,150)
Total stockholders’ equity	657,622	613,223
Total liabilities and stockholders’ equity	$807,865	$778,536

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended March 31, 2016
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$167,381	$(3,644)	$163,737
Selling, general and administrative expenses(2)	$61,494	$(7,320)	$54,174
Income from operations(3)	$30,331	$12,657	$42,988
Operating margin	11.5%	4.8%	16.3%
Net income(4)	$23,899	$13,947	$37,846
Diluted earnings per share(5)	$0.45		$0.72

	Three Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$125,887	$(2,484)	$123,403
Selling, general and administrative expenses(2)	$46,938	$(6,712)	$40,226
Income from operations(3)	$22,820	$10,614	$33,434
Operating margin	11.4%	5.3%	16.7%
Net income(4)	$14,714	$16,368	$31,082
Diluted earnings per share (5)	$0.29		$0.61

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended March 31,
	2016	2015
Stock-based compensation expenses - Acquisition related	$3,010	$4,492
Stock-based compensation expenses - All other	4,310	2,158
Other acquisition-related costs	—	62
Total adjustments to GAAP selling, general and administrative expenses	$7,320	$6,712

(3)	Adjustments to GAAP income from operations:

	Three Months Ended March 31,
	2016	2015
Stock-based compensation expense	$10,964	$9,134
reported within cost of revenues	3,644	2,484
reported within selling, general and administrative expenses - acquisition related	3,010	4,492
reported within selling, general and administrative expenses - all other	4,310	2,158
Other acquisition-related costs	—	62
Amortization of purchased intangible assets	1,693	1,418
Total adjustments to GAAP income from operations	$12,657	$10,614

(4)	Adjustments to GAAP net income:

	Three Months Ended March 31,
	2016	2015
Stock-based compensation expense	$10,964	$9,134
reported within cost of revenues	3,644	2,484
reported within selling, general and administrative expenses - acquisition related	3,010	4,492
reported within selling, general and administrative expenses - all other	4,310	2,158
Other acquisition-related costs	—	62
Amortization of purchased intangible assets	1,693	1,418
Foreign exchange loss	1,290	5,754
Adjustments to GAAP net income	$13,947	$16,368

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three months ended March 31, 2016 and 2015.

Reconciliation of as reported non-GAAP net income and diluted EPS to tax effected non-GAAP net income and diluted EPS as if the tax effect is included within the non-GAAP reported measures for the first quarter of 2016 and the first quarter of 2015:

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share
Non-GAAP (as reported)	$37,846	$0.72	$31,082	$0.61
Tax effect on Non-GAAP	(3,136)	(0.06)	(4,568)	(0.09)
Non-GAAP (adjusted)	$34,710	$0.66	$26,514	$0.52